COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS VARIABLE INVESTMENT FUND, BALANCED PORTFOLIO
WITH THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX,
THE LEHMAN BROTHERS INTERMEDIATE GOVERNMENT / CORPORATE
BOND INDEX AND A HYBRID INDEX



EXHIBIT A:

                           STANDARD       LEHMAN
               DREYFUS     & POOR'S      BROTHERS
              VARIABLE       500       INTERMEDIATE
             INVESTMENT   COMPOSITE   GOVERNMENT /
                FUND,       STOCK       CORPORATE
   PERIOD     BALANCED      PRICE          BOND        HYBRID
              PORTFOLIO     INDEX*       INDEX**      INDEX***

   5/1/97         10,000      10,000          10,000  10,000
  5/31/97         10,520      10,611          10,083  10,400
  6/30/97         10,864      11,083          10,175  10,754
  7/31/97         11,530      11,964          10,382  11,439
  8/31/97         11,241      11,294          10,330  11,178
  9/30/97         11,558      11,912          10,450  11,746
  10/31/97        11,478      11,514          10,566  11,765
  11/30/97        11,688      12,047          10,589  12,371
  12/31/97        11,847      12,255          10,674  12,842

*Source: Lipper Analytical Services, Inc.
**Source: Lehman Brothers
***Source: Lipper Analytical Services, Inc. and Lehman Brothers